EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this the 31st day of MAY, 2011 ("Execution Date"), by and between **THE FIRST, A NATIONAL BANKING ASSOCIATION** (the "Bank"), and **M. RAY "HOPPY" COLE, JR.** ("Executive"), but effective as of the 31st day of MAY, 2011 ("Effective Date").

WITNESSETH:

WHEREAS, the Bank has employed Executive as Chief Executive Officer ("CEO") since September 14th, 2009 and desires to document the terms of such employment and to retain Executive as the CEO of the Bank; and

WHEREAS, Executive also desires to document the terms of his employment and is willing to continue to serve the Bank in the capacity of CEO of the Bank subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Executive and the Bank, the parties hereto agree as follows:

1. **EMPLOYMENT.**

(a) Term of Employment. The initial term of Executive's employment by the Bank is for the period commencing on the Effective Date and ending three (3) years from the Effective Date on MAY 31st, 2014, unless earlier terminated as provided in this Agreement. Thereafter, this Agreement shall automatically renew for successive three-year periods unless either party shall notify the other, in writing, not less than ninety (90) days prior to the end of the initial term or any renewal term of its or his intent not to renew this Agreement. In the event the Bank elects not to renew the term of this Agreement at the end of the initial or any renewal term (other than for "Cause" as defined in Section 3(c)), the Executive shall be entitled to and the Bank shall pay to the Executive a lump-sum payment equal to one and one-half (1½) times one year of Executive's Salary in accordance with the provisions of Section 4(a)(ii) of this Agreement. The initial term of this Agreement plus any and all renewal terms are referred to herein collectively as the "Employment Term."

(b) Duties of Executive; Title. Executive shall be employed on a full time basis to hold the office of CEO of the Bank which presently includes offices in the cities of Hattiesburg, Bay St. Louis, Gulfport, Pascagoula, Purvis, Picayune, Laurel and Wiggins in the State of Mississippi. He shall perform such duties as are normally performed by such an officer in the banking industry. Executive shall devote his full business time, attention and best efforts to the business and affairs of the Bank and shall use his best efforts to perform faithfully and efficiently such duties and responsibilities as are assigned to him under or in accordance with this Agreement; provided, that it shall not be a violation of this paragraph for Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements, or (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of Executive's duties and responsibilities as an employee of the Bank in accordance with this Agreement. Executive shall have and exercise all authority

necessary to complete his assigned duties and responsibilities. Executive hereby accepts such employment and undertakes to use his best efforts to discharge his duties and responsibilities in a diligent and professional way. Executive shall report to the Board of Directors of Bank.

2. **COMPENSATION AND BENEFITS.**

(a) Salary. During the Employment term, Executive shall be paid his current base annual salary at date of execution payable in semi-monthly installments, subject to such increases as may be deemed appropriate and as are approved and authorized from time to time by the Board of Directors of the Bank, which increases shall be incorporated into and become a part of this Agreement (the "Salary").

(b) Bonus. Executive may also receive annual performance bonuses in accordance with the performance criteria established, if any, for each calendar year during the Employment Term as reflected in Exhibit A, as such may be amended for each such calendar year and attached hereto. The performance criteria, if any, shall be established and approved by the Board of Directors of the Bank for each calendar year during the term of this Agreement prior to the beginning of such calendar year. Prior to the payment of any bonus for a calendar year, the Board of Directors of the Bank shall review the level of achievement of the performance criteria and approve the payment of any bonus based on such level of achievement. Each performance bonus, if awarded, (1) shall be based upon the performance of the Bank for the respective calendar year during the Employment Term to which the performance criteria reflected in Exhibit A for such calendar year relates as so approved by the Board of Directors; (2) will be paid as soon as administratively feasible, but in no event later than three (3) months after the end of each such calendar year; and (3) will be limited to a maximum amount as set forth in Exhibit A as a percent of Executive's Salary for the related calendar year.

(c) Employee Stock Ownership Plan. Executive shall be entitled to full participation in the Bank's Employee Stock Ownership Plan (the "ESOP") consistent with the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended, and the provisions of the ESOP in the event any other officer participating in the Bank's Stock Incentive Plan are allowed to participate in the ESOP .

(d) Insurance. The Bank shall provide health insurance coverage, including major medical, for Executive under the Bank's health care plan as in effect from time to time and shall bear the full cost of such coverage. The Executive's spouse and dependants shall also be eligible for coverage under the Bank's health care plan at the sole expense of the Executive. The Bank shall provide the Executive and his family such life and disability insurances as are consistent with coverage provided other senior management. Life insurance coverage shall include a split dollar life insurance plan in a minimum amount of One Million Dollars, one half (1/2) of which shall be payable to beneficiaries named by Executive. Disability coverage shall be in an amount resulting in monthly payments equal to the lesser of $6,000.00 or sixty percent (60%) of Executive's monthly salary or such maximum amount as allowed by the insurer.

+ as provided for in employee handbook FC

(e) Vacation. Executive shall be entitled to twenty (20) paid vacation days per calendar year; provided, Executive will not have a pre-set vacation schedule but shall take at least four weeks vacation during each year of the Employment Term.

(f) Business Memberships; Club Dues. During the Employment Term, the Bank shall pay all reasonable business membership and civic club, periodic fees, initiation fees, dues or assessments and related costs of Executive that are necessary for business development, professional development or certification, or community involvement, so long as such dues or fees are approved in advance by the Board of Directors of the Bank.

(g) Expense Reimbursements. The Bank shall reimburse Executive for business expenses reasonably incurred in connection with his employment and for business travel, in accordance with the Bank's reimbursement practice for senior officers upon presentation of adequate documentation, and Executive shall be issued a credit card as an employee of the Bank for the payment of such expenses; however, no reimbursement shall be made for any expenses unless such reimbursement would be consistent with promotion and exercise of the Bank's business and meet the substantiation of expense rules of the Internal Revenue Code and Internal Revenue Service.

(h) Other Benefits. Executive shall be entitled to receive all other employee benefits as are generally offered or provided to senior officers of the Bank from time to time, including, but not limited to, company automobile or mileage reimbursement for business travel, deferred compensation plans, restricted stock plans, a cellular phone and pager, and a Blackberry personal digital assistant ("PDA").

3. **TERMINATION OF EMPLOYMENT.**

(a) Death. Executive's employment shall terminate automatically upon the Executive's death during the Employment Term.

(b) Disability. If the Board of Directors of the Bank determines in good faith that a Disability (permanent disability as defined under the Bank's benefit program) of Executive has occurred during the Employment Term, the Board may give the Executive written notice in accordance with subsection 3(g) of the Board's intention to terminate Executive's employment with the Bank (the "Disability Termination Notice"). In such event, Executive's employment with the Bank shall terminate effective on the thirtieth (30th) day after receipt of such notice by Executive (the "Disability Effective Date"); provided, that within the thirty (30) days after such receipt Executive shall not have returned to full-time performance of Executive's duties. Payment of Executive's salary shall continue for a period of six (6) months or, if earlier, until the date payments begin under Executive's disability insurance policy.

(c) For Cause. The Bank may terminate Executive's employment during the Employment Term for "Cause", which shall mean termination based upon:

(i) Executive's failure to substantially perform his duties with the Bank (other than as a result of incapacity due to physical or mental condition), after a demand for substantial performance is delivered to him by the Chairman of the Board of Directors of the Bank that specifically identifies the manner in which Executive has not substantially performed his duties and Executive's failure to cure within thirty (30) days following such notice;

(ii) Executive's misconduct which is materially injurious to the Bank, monetarily or otherwise;

(iii) An act of fraud, embezzlement, theft, or dishonesty;

(iv) Executive's material breach of any provision of this Agreement and failure to cure after a demand delivered to him by the Chairman of the Board of Directors of the Bank that specifically identifies the manner in which Executive has breached this Agreement;

(v) Wrongful disclosure of confidential information of the Bank or any of its subsidiaries or affiliates; or

(vi) Service upon the Bank of a formal or informal enforcement action by its primary regulator consisting of a Memorandum of Understanding or higher degree of enforcement action.

Executive shall be deemed to have been terminated for Cause immediately upon his receipt of a Notice of Termination (as defined in Subsection 3(g)) from the Chairman of the Board of Directors of the Bank.

(d) Without Cause. The Bank may terminate Executive for any reason or no reason ("Without Cause"); provided, that Executive shall be entitled to the Salary and accrued benefits as described in Subsection 4(a) hereof.

(e) Good Reason. Executive may terminate his employment with the Bank for "Good Reason", which shall mean termination based upon:

(i) the failure by the Bank to continue in effect any material benefit described in Section 2 hereof; provided, however, that if the Bank discontinues any one of such benefits on a Bank-wide or executive level basis, such action shall not constitute Good Reason; or

(ii) a material breach by the Bank of any provision of this Agreement; or

(iii) a Change in Control as defined in Section 5(b).

(f) Resignation. The Executive may voluntarily resign from employment with Bank by written notice to Bank specifying the effective date of such resignation which shall not be less than ninety (90) days from the date of such notice. The Directors may accept such resignation as of or effective on any earlier date designated by the Directors. Upon the effective date of Executive's resignation, this Agreement shall terminate and, subject to the provisions of Subsection 4(e), Bank shall have no further obligations or liabilities to Executive, except for obligations due to Executive for services rendered prior to the effective date of Executive's resignation and as otherwise provided by law, and Executive shall have no further obligations to Bank, except for obligations which specifically survive the termination of this Agreement including but not limited to the obligations stated in Sections 6, 7, & 8 below.

(g) Notice of Termination. Any termination by the Bank or by Executive prior to the end of the Employment Term shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined in Subsection 3(h)) is other than the date of receipt of such notice, specifies the termination date (which date, except as provided in Section 3(b), shall be not more than fifteen (15) days after the giving of such notice). The failure by Executive or the Bank to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Cause, or Disability shall not waive any right of Executive or the Bank hereunder or preclude Executive or the Bank from asserting such fact or circumstance in enforcing Executive's or the Bank's rights hereunder.

(h) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Bank for Cause or Without Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by him for Good Reason, the date on which the Bank receives a Notice Of Termination from the Executive or any later date specified therein and through which date the Executive continues to perform services for the Bank in accordance with the terms of the Agreement, or (iii) if the Executive's employment is terminated by reason of death or Disability, the date of death of Executive or the Disability Effective Date, as the case may be.

4. **BENEFITS UPON TERMINATION.**

(a) Termination Without Cause; For Good Reason. If (i) the Bank shall terminate Executive's employment Without Cause, or (ii) Executive shall terminate employment with the Bank for Good Reason, Executive shall be entitled to the benefits provided below:

(i) *Accrued Obligations*. Within thirty (30) days following the Date of Termination, the Bank shall pay to Executive the sum of (1) the Executive's Salary through the Date of Termination to the extent not previously paid, and (2) a pro rata portion of the Annual Bonus, if any, for the year in which the Date of Termination occurs as described in Subsection 2(b) hereof, provided the terms of the bonus were properly approved by the Board of Directors and the performance criteria were met at the time of termination.

(ii) *Salary Continuation*. Simultaneously with the payment under (i) above, the Bank shall pay to Executive, in a lump-sum payment, an amount equal to the greater of: (a) the remaining cumulative Salary that would have been paid to Executive after the Date of Termination had Executive remained in the Bank's employ until the end of the initial or renewal term of this Agreement in which such termination occurs or (b) an amount equal to eighteen times Executive's then current monthly salary.

(iii) *Benefit Continuation*. All benefits under Subsection 2(d) shall continue until the end of the initial or renewal term of this Agreement in which such termination

occurs; provided, however, benefits and coverage under the Bank's health care plan shall be provided only in accordance with and as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the COBRA premiums for coverage of the Executive only will be paid by the Bank until the end of the initial or renewal term of this Agreement in which Executive's termination occurs. Thereafter, all COBRA premiums shall be the responsibility of the Executive. All benefits under Subsections 2(e) through 2(h) shall cease on the Date of Termination unless applicable law or benefit plan provides otherwise.

(iv) *Mitigation*. Executive shall not be required to mitigate the amount of any payment provided for in this Subsection 4(a) by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Subsection 4(a) be reduced by any compensation earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise.

(b) Death. If Executive's employment is terminated by reason of Executive's death during the Employment Term, this Agreement shall terminate without further obligations under this Agreement to Executive's legal representatives, beneficiaries or heirs, other than for payments described in Subsection 4(a)(i) to the Date of Termination.

(c) Disability. If Executive's employment is terminated by reason of Executive's Disability during the Employment Term, this Agreement shall terminate without further obligations to Executive, other than for payments described in Subsections 3(b) and 4(a)(i) to the Date of Termination.

(d) For Cause; Other Than Good Reason. If Executive's employment shall be terminated for Cause during the Employment Term, this Agreement shall terminate without further obligations to Executive other than the obligation to pay to the Executive accrued Salary through the Date of Termination. If Executive terminates employment with the Bank during the Employment Term (excluding a termination for Good Reason), this Agreement shall terminate without further obligations to Executive, other than for accrued Salary. In either case, all accrued Salary shall be paid to Executive in a lump sum in cash within thirty (30) days of the Date of Termination.

(e) Vested Benefits. Amounts which are vested benefits of which Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Bank at or subsequent to the Date of Termination, shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

5. **CHANGE IN CONTROL.**

(a) Payment on Change in Control. If there is a Change in Control (as defined hereinafter) of the Bank, Executive shall be entitled to, in addition to the benefits listed in Section 4(a) above (1) a lump sum payment equal to two (2) times the greater of (i) the Executive's annual Salary as then in effect at the time of the Change in Control or (ii) the amount of Executive's annual Salary as initially stated in Section 2(a) of this Agreement; and (2) all

payments, benefits, bonuses or incentives, subject to their plan documents, that would ordinarily be available to any other Bank employee without an Employment Agreement and who is terminated under similar circumstances. In addition, any unvested deferred compensation shall immediately vest. The lump-sum payment shall be made within 30 days of the Change in Control and shall not be reduced by any present value or similar factor, unless such payment is prohibited by or would violate applicable Federal or state statutes or other regulatory provisions in which event such payment shall be made on the earliest date on which payment is not prohibited by and will not cause a violation of such statute or regulatory provision.

(b) Definition. For the purposes of this Agreement and as used herein, "Change in Control" means the occurrence of any of the following events:

(i) The acquisition by any one person or by more than one person acting as a group, of ownership of stock that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Bank's holding company, The First Bancshares, Inc.;

(ii) The acquisition by any one person, or by more than one person acting as a group, during the twelve-month period ending on the date of the most recent acquisition, of ownership of stock possessing fifty percent (50%) or more of the total voting power of the stock of the Bank's holding company, The First Bancshares, Inc.;

(iii) The replacement during any twelve-month period of a majority of the members of the Board of the Bank's holding company, The First Bancshares, Inc., by directors whose appointment or election is not endorsed by a majority of the members of such Board before the date of such appointment or election; or

(iv) The acquisition by any one person, or more than one person acting as a group, during the twelve-month period ending on the date of the most recent acquisition, of assets of the Bank having a total gross fair market value of more than eighty percent (80%) of the total gross fair market value of all of the assets of the Bank immediately prior to such acquisition or acquisitions.

For purposes of the above, "persons acting as a group" shall have the meaning as in Treasury Regulations Section 1.409A-3(i)(5)(v)(B).

It is intended that the definition of Change in Control contained herein shall be the same as a change of ownership of a corporation, a change in the effective control of a corporation and/or a change in the ownership of a substantial portion of a corporation's assets as reflected in Treasury Regulations Section 1.409A-3(i)(5), as modified by the substitution of the higher percentage requirement in items (ii) and (iv) above; and all questions or determinations in connection with any such Change in Control shall be construed and interpreted in accordance with the provisions of such Regulations. This definition of Change in Control shall be applicable only for purposes of determining Executive's rights under this Agreement which become applicable in the event of such a Change in Control and for no other purpose.

(c) Excise Taxes. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any benefit, payment or distribution by the Bank to or for the

benefit of the Executive (whether payable or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would, if paid, be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code") then the Payments shall be modified or reduced to the extent necessary to avoid the imposition of the Excise Tax. The Executive may select the Payment(s) to be modified or reduced.

All determinations required to be made under this Section, including whether an Excise Tax would otherwise be imposed and the assumptions to be utilized in arriving at such determination, shall be made by the Bank's Accounting Firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Bank and the Executive within 15 business days of the receipt of Notice of Termination from the Executive, or such earlier time as is requested by the Bank. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Bank may appoint another accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Bank. Any determination by the Accounting Firm shall be binding upon the Bank and the Executive. As a result of the uncertainty the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments hereunder will have been unnecessarily limited by this Section ("Underpayment"), consistent with the calculations required to be made hereunder. The Accounting Firm shall determine the amount of the Underpayment that has occurred, and any such Underpayment shall be promptly paid by the Bank to or for the benefit of the Executive.

6. **NON-COMPETE.**

In the event of a termination of Executive's employment for reasons other than for Good Reason by the Executive or Without Cause by the Bank, Executive covenants and agrees that for a period of one (1) year after his termination of employment ("Restricted Period"), not to compete, directly or indirectly, with the Bank or any of its affiliates within fifty (50) miles of any branch or office of the Bank or its affiliates ("Restricted Area"). Such competition shall include, but not be limited to, participating in or investing in banking or consulting services provided to individuals or businesses within the Restricted Area for the Restricted Period. However, nothing in this Agreement shall be constructed in any way to prevent Executive from becoming employed in any such business that is located outside of the Restricted Area, nor should this Agreement be constructed to prevent Executive from becoming employed during the Restricted Period by any business within the Restricted Area that does not compete directly or indirectly with the Bank or any of its affiliates.

7. **NON-SOLICITATION.**

Executive agrees that he will not directly or indirectly solicit for employment or advise or recommend to any other person, firm or organization to solicit for employment any employee of the Bank during the period of Executive's employment with the Bank and for a period of three (3) years after the Date of Termination of Executive's employment with the Bank, regardless of the reason for the termination.

8. **CONFIDENTIAL INFORMATION.**

Executive recognizes the interest of the Bank in maintaining the confidential nature of their proprietary and other business and commercial information. Executive shall hold in a fiduciary capacity for the benefit of the Bank all secret or confidential information, knowledge or data relating to the Bank or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during Executive's employment by the Bank and which shall not be or become public knowledge (other than by acts by Executive or representatives of Executive in violation of this Agreement). After termination of Executive's employment with the Bank, Executive shall not, without the prior written consent of the Bank, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Bank and those designated by it. All records, files, data, documents and the like relating to the Bank or its subsidiaries and affiliates shall be and remain the sole property of the Bank and such subsidiaries and affiliates. Upon termination of Executive's employment hereunder, Executive shall not remove from the Bank's premises or retain any of the Bank's materials, and all such materials in Executive's possession shall be returned promptly to the Bank.

9. **ARBITRATION**

To the extent there are disputes between Bank and Executive relating to this Agreement which cannot be resolved by the parties, all such disputes shall be subject to arbitration conducted in Jackson, Mississippi in accordance with the Commercial Arbitration Rules of the American Arbitration Association (AAA). Any party desiring to initiate such arbitration shall send written notice to the other party hereto specifying that such party desires to commence arbitration. During the thirty (30) day period following the delivery of such notice, Bank and Executive shall endeavor to agree to an arbitrator. If Bank and Executive cannot agree on an arbitrator to resolve such dispute, they shall request AAA to provide a list of seven (7) qualified arbitrators and the parties will alternately strike a name until one is left to sit as the arbitrator. The Executive will make the first strike. The cost of arbitration shall be assessed by the arbitrator based on the relative merits and reasonableness of the parties' positions and actions in the arbitration. The award rendered by the arbitrator shall be final and binding upon the parties and shall not be subject to appeal absent fraud, clear errors of fact or clear errors of law. The award rendered by the arbitrator may be entered in and shall be specifically enforceable in any court of competent jurisdiction. Together with the award, the arbitrator shall provide a written explanation of the basis for the award. Any monetary award rendered by the arbitrator shall be paid within thirty (30) days from the date of the award. Notwithstanding the above, the parties specifically agree that any dispute regarding Confidentiality, Non-Competition or Non-Solicitation entitles either party to seek immediate injunctive or other equitable relief in any court of competent jurisdiction.

10. **GENERAL PROVISIONS.**

(a) Withholding of Taxes. The Bank shall withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

(b) Notice. For purposes of this Agreement, all communications including, without limitation, notices, consents, requests or approvals provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, (ii) five (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or (iii) when sent by facsimile with evidence of receipt thereof, addressed to the Bank (to the attention of the Secretary of the Bank) at its principal executive office and to Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(c) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Mississippi, without giving effect to the principles of conflict of laws of such State.

(d) Validity. If any provisions of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

(e) Entire Agreement. This Agreement supersedes any other agreement, oral or written, between the parties with respect to the employment of Executive by the Bank, and contains all of the agreements and understandings between the parties with respect to such employment. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject mater hereof have been made by either party which are not set forth expressly in this Agreement.

(f) Successors and Binding Agreements.

(i) This Agreement shall be binding upon and inure to the benefit of the Bank and any Successor (as defined below) of or to the Bank, but shall not otherwise be assignable or delegatable by the Bank. "Successor" shall mean any successor in interest, including, without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of the Bank whether by sale, merger, consolidation, reorganization or otherwise.

(ii) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

(iii) This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder.

(g) Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of the Agreement.

(h) Waiver; Modification. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Bank. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior to subsequent time. Any waiver or modification of any term of this Agreement shall be effective only if it is signed in writing by both parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

THE FIRST, A NATIONAL BANKING ASSOCIATION, Hattiesburg, Mississippi

By: ______________________

Name: E Ricky Gibson

Title: Chairman

____

M. Ray "Hoppy" Cole, Jr.
Executive

3320275.3/10175.07005

ADDENDUM TO EMPLOYMENT AGREEMENT

THIS Addendum to the Employment Agreement by and between **THE FIRST, A NATIONAL BANKING ASSOCIATION** (the "Bank"), and **M. RAY "HOPPY" COLE, JR.** ("Executive"), originally effective the 31st day of May, 2011 (the "Agreement") and is made effective as of the date of the Agreement.

WITNESSETH:

WHEREAS, the Agreement sets forth the terms of Executive's employment with and compensation from the Bank, including certain bonus provisions and provisions for benefits in the event of a change in control; and

WHEREAS, at the time the Agreement was entered the Bank had and continues to have an obligation to the U.S. Treasury for financial assistance under the Troubled Asset Relief Program ("TARP") established pursuant to the Emergency Economic Stabilization Act of 2008 ("EESA") and was and remains subject to the executive compensation and corporate governance requirements of §111 of EESA (the "Limitations"), as implemented by regulations thereunder, specifically including the rules set forth in 31CFR Part 30, as they may be amended from time to time (the "Regulations"); and

WHEREAS, in connection with the Bank's participation in TARP, Executive had previously signed a Waiver dated the 6th day of February, 2009, acknowledging the effect of the Limitations on his compensation, benefits and employment with the Bank and agreeing thereto, and no compensation has been paid under the Agreement in violation of any of the Limitations.

NOW, THEREFORE, this Addendum is added to and made a part of the Agreement, effective as of the initial effective date of the Agreement, to clarify that during any period in which the Bank has any liability outstanding to the United States Treasury arising from financial assistance received under TARP:

(1) Notwithstanding the provisions of Section 2(b), no bonus shall be paid to or accrued for the benefit of Executive for any period in which he is the most highly compensated employee of the Bank, as determined under the Regulations, except as otherwise may be allowed pursuant to the Regulations, and

(2) The provisions of Section 5 shall not apply in the event of a Change in Control occurring during such period if Executive is a senior executive officer or one of the next five (5) most highly compensated employees of the Bank (as determined under the Regulations).

The parties' signatures hereto indicates their acknowledgement and agreement to this Addendum to the Employment Agreement.

THE FIRST, A NATIONAL BANKING ASSOCIATION, Hattiesburg, Mississippi

By: [signature]
Name: E Ricky Gibson
Title: ____________

[signature]
M. Ray "Hoppy" Cole, Jr.
Executive